Exhibit 5


                 [Letterhead of Bristol-Myers Squibb Company]






                                March 11, 1994





Bristol-Myers Squibb Company
345 Park Avenue
New York, New York  10154


          Re: Bristol-Myers Squibb Company - Registration Statement on Form S-8 relating to the Bristol-Myers Squibb Company 1983 Stock Option Plan (As Amended and Restated as of January 1, 1993) (the "Registration Statement")
               -------------------------------------------------------------


Gentlemen:

          In connection with proposed sale of up to 15,000,000 of the common stock par value $.10 (the "Shares") of Bristol-Myers Squibb Company (the "Company") pursuant to the Bristol-Myers Squibb Company 1983 Stock Option Plan (As Amended and Restated as of January 1, 1993) (the "Plan") with respect to which a Registration Statement on Form S-8 has been prepared for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, I have examined or supervised the examination of such corporate records, other documents and questions of law as I considered necessary for the purposes of this opinion.

          I am of the opinion that when:

          (a) the applicable provisions of the Securities Act of 1933 and of State securities "blue sky" laws shall have been complied with;

          (b) the Company's Board of Directors shall have duly authorized the issue and sale of the Shares; and

          (c) the Shares shall have been duly issued and paid for (in an amount not less than $.10 par value thereof);

the Shares will be legally issued, fully paid and nonassessable.

          I hereby consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 and to the reference to me under the caption "Legal Opinion" in the Registration Statement and related prospectus, and any amendments thereto, filed or distributed in connection with the Plan.

                                        Very truly yours,


                                        /s/ Rodolphe Hamel
                                        ------------------------------
                                        Rodolphe Hamel
                                        General Counsel